Exhibit 5.2

August 15, 2022

The GEO Group, Inc.

4955 Technology Way

Boca Raton, Florida 33431

Re: The GEO Group, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as Florida counsel to The GEO Group, Inc. (the “Company”) and GEO Corrections Holdings, Inc., GEO Leasing, LLC, GEO Operations, Inc., GEO Reentry Services, LLC, GEO Secure Services, LLC, GEO Transport, Inc. and Protocol Criminal Justice, Inc. (collectively, the “Florida Subsidiaries”), and we have acted as Colorado counsel to Arapahoe County Residential Center, LLC, B.I. Incorporated and Community Corrections, LLC (collectively, the “Colorado Subsidiaries”) in connection with the Registration Statement on Form S-4 filed by the Company and the subsidiaries named in the Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and Amendment No. 1 thereto dated August 15, 2022 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”). The Registration Statement, including the prospectus which forms a part of the Registration Statement (the “Prospectus”), relates to the issuance of up to $484,568,000 aggregate principal amount of the Company’s 10.500% Senior Second Lien Secured Notes due 2028 (the “New Notes”) and the full and unconditional guarantees as to the payment of principal and interest on the New Notes (the “New Guarantees”) by each of the subsidiary guarantors listed in the Registration Statement (the “Subsidiary Guarantors”) in exchange (the “Exchange Offers”) for any and all validly tendered 5.125% Senior Notes due April 1, 2023 and the 5.875% Senior Notes due October 15, 2024 (collectively, the “Old Notes”) and the related solicitations of consents to certain proposed amendments to the indentures governing the Old Notes, in each case, upon the terms and subject to the conditions set forth in the Prospectus. The New Notes and the New Guarantees will be registered under the Securities Act as set forth in the Registration Statement and will be issued upon consummation of the Exchange Offers and Consent Solicitations and the satisfaction or waiver of the conditions described in the Registration Statement pursuant to an indenture to be entered into among the Company, the Subsidiary Guarantors and Ankura Trust Company, LLC, as trustee and collateral agent (the “New Notes Indenture”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

akerman.com

August 15, 2022

In connection with this opinion, we have examined copies of the following documents:

(1)	the Registration Statement and the Prospectus;

(2)	the form of dealer manager agreement among the Company, the Subsidiary Guarantors and Lazard Frères & Co. LLC;

(3)	the form of New Notes Indenture, including the form of New Guarantees, to be entered into by the Company, the Subsidiary Guarantors and the Trustee (the “Indenture”)

(4)	a specimen of the New Notes;

(5)	organizational documents of the Company, the Florida Subsidiaries and the Colorado Subsidiaries, as presently in effect;

(6)

certain resolutions adopted by the board of directors of the Company and the board of directors, manager or members as applicable, of the Florida Subsidiaries and the Colorado Subsidiaries relating to the Exchange Offers, the Registration Statement and related matters; and

(7)

the certificate of good standing with respect to each of the Company and the Florida Subsidiaries issued by the Secretary of State of the State of Florida and certificates of good standing with respect to each of the Colorado Subsidiaries issued by the Secretary of State of the State of Colorado (collectively, the “Good Standing Certificate”).

We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, the Florida Subsidiaries and the Colorado Subsidiaries, such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Florida Subsidiaries, the Colorado Subsidiaries and others, and such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Exchange Offers; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) the legal existence of each entity that will be a party to the Indenture (which includes the New Guarantees) and the New Notes other than the Company, the Florida Subsidiaries and the Colorado Subsidiaries; (d) the entity power of each entity that will be a party to the Indenture (which includes the New Guarantees) and the New Notes (other than the Company, the Florida Subsidiaries and the Colorado Subsidiaries) to execute, deliver and perform the Indenture (which includes the New

August 15, 2022

Guarantees) and the New Notes and to do each other act done or to be done by such party; (e) the authorization of the execution, delivery and performance by each party (other than the Company, the Florida Subsidiaries and the Colorado Subsidiaries) of each document executed and delivered or to be executed and delivered in connection with the Indenture (which includes the New Guarantees) and the New Notes by such party; and (f) as to matters of fact, the truthfulness of the representations made in the Indenture (which includes the New Guarantees) and the New Notes and in the certificates of public officials and officers of the Company.

Our opinion is expressed solely with respect to the laws of the State of Florida and the State of Colorado. We neither express nor imply any opinions with respect to any other laws or the laws of any other jurisdiction or the United States of America.

Based upon and subject to the foregoing, and subject to the further assumptions and qualifications set forth in this opinion letter, it is our opinion that:

1.	The Company is a Florida corporation that is validly existing and in good standing under Florida law.

2.

Based solely on the Good Standing Certificates, each of the Florida Subsidiaries and Colorado Subsidiaries is a corporation or a limited liability company, as applicable, validly existing and in good standing under the laws of the jurisdiction of their incorporation or formation.

3.	The Company has the corporate power to execute and deliver the Indenture and the New Notes and to perform its respective obligations thereunder.

4.	The Company has authorized the execution, delivery and performance of the Indenture and the New Notes by all necessary corporate action.

5.

Each of the Florida Subsidiaries and Colorado Subsidiaries has the entity power to execute and deliver the Indenture (which includes the New Guarantees) and to perform its respective obligations thereunder.

6.	Each of the Florida Subsidiaries and Colorado Subsidiaries has authorized the execution, delivery and performance of the Indenture (which includes the New Guarantees) by all necessary entity power.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the Prospectus.

This opinion letter is furnished in connection with the filing of the Registration Statement and, except as set forth below, may not be relied upon for any other purpose without our prior written consent in each instance. No portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

August 15, 2022

Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company and certain Subsidiary Guarantors, related to the matters set forth in the Registration Statement and the Exchange Offers, may rely upon this opinion with respect to matters set forth herein that are governed by Florida law and Colorado law for purposes of its opinion being delivered and filed as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Akerman LLP

Akerman LLP